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     Agreement (the "Agreement") dated December 17, 1998, by and between Alpha
Communications Corp., an Ontario corporation with a principal place of business at 151 Bloor Street West, Suite #890, Toronto, Ontario, Canada M5S 1S4 ("ACC"), and AlphaCom Corporation, a Delaware corporation with a principal place of business at 54 Greene Street, New York, NY 10014 ("AlphaCom"). ACC and AlphaCom may hereinafter be referred to collectively as "Parties" and individually as a "Party."

         Intending to be legally bound, and in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1        Acknowledgments.

         1.1 ACC a publicly traded company, trading on the Alberta Stock Exchange, operates a speciality publishing business ("Speciality Publishing") in Canada and other international markets.

         1.2 AlphaCom a wholly-owned subsidiary of ACC, was incorporated in January 1998 for the express purpose of assembling the capital and management resources required to duplicate the strategy of ACC with regard to Speciality Publishing in the United States marketplace.

2        Purpose of Agreement. For good consideration, the sufficiency of which is hereby acknowledged, the Parties hereby expressly agree as follows:

         2.1 ACC shall License all of its methods of doing business, proprietary information, and trademarks, if any, for use by AlphaCom in the United States. ACC shall further provide AlphaCom with consulting, managerial assistance, and marketing assistance.

         2.2 ACC expressly acknowledges and agrees that it shall not directly or indirectly through any other person, firm or corporation be engaged or compete with AlphaCom in Speciality Publishing in the United States. ACC further expressly acknowledges and agrees that all Speciality Publishing in the United States shall be conducted by AlphaCom.

         2.3 ACC expressly acknowledges and agrees that it shall deliver to AlphaCom, on an on going basis, all sales leads and other marketing information in, or any time during the term hereof coming into, ACC's possession that may reasonably lead to potential Speciality Publishing opportunities for AlphaCom in the United States.

         2.4 AlphaCom expressly acknowledges and agrees that it shall not directly or indirectly through any other person, firm or corporation be engaged or compete with ACC in the Speciality Publishing in countries other than the United States. AlphaCom further expressly acknowledges and agrees that all Speciality Publishing in countries other than the United States shall be conducted by ACC.

         2.5 AlphaCom expressly acknowledges and agrees that it shall deliver to ACC, on an on going basis, all sales leads and other marketing information in, or any time during the term hereof coming into, AlphaCom's possession that may reasonably lead to potential Speciality Publishing opportunities for ACC in countries other than the United States.

3        Miscellaneous.

         3.1 No Assignment. Either Party shall not, without the written consent of the other Party, assign or transfer its rights or obligations hereunder to another company or person.

         3.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and will become effective when one or more counterparts have been signed by the Parties hereto and delivered to the other Parties. Facsimile signatures will be deemed originals for purposes of the execution of this Agreement.

         3.3 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be: (i) delivered personally; or (ii) sent by prepaid courier service or by registered or certified mail or the equivalent and also sent prepaid by telecopier, telex or other similar means of electronic

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communication; or (iii) sent prepaid by telecopier, telex or other similar means of electronic communication (confirmed on the same or following day by prepaid registered or certified mail or the equivalent or by courier), addressed to the Parties as shown on page one of this Agreement or at such address as may be designated by the Parties in writing. Any notice so given shall be deemed conclusively to have been given, and received when so personally delivered or sent by mail, or when received if by telex, telecopier or other electronic communication or by courier.

         3.4 Waiver. The delay or failure of any right provided herein shall in no way affect its rights at a later time to enforce that right or any other rights under this Agreement. No waiver shall be effective unless in writing signed by the waiving Party.

         3.5 Entire Agreement. This Agreement constitutes the complete, exclusive and final understanding between the two Parties with respect to the Agreement and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

         3.6 Amendment. No modification of this Agreement will be effective unless it is made in writing and is signed by the Parties hereto.

         3.7 Governing Law. This Agreement shall be construed under the laws of the State of New York.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement and caused the same to be delivered on their behalf as of the date first above written.

Alpha Communications Corp.                  AlphaCom Corporation

\s\ Michael P. Kraft                        \s\ Michael P. Kraft
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By: Michael P. Kraft, its President         By: Michael P. Kraft, its President